UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2005
TEKELEC
(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 9.01	Financial Statements and Exhibits	1
Explanatory Note
     This Current Report on Form 8-K/A is filed as an amendment (“Amendment No. 1”) to Tekelec’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2005.
     This Amendment No. 1 is filed to provide the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(b)	Pro forma financial information

The following unaudited pro forma condensed consolidated financial statements of Tekelec are included herein:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2005

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2004

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

TEKELEC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     On October 3, 2005, Tekelec, a California corporation (“Tekelec”), completed the acquisition (the “Acquisition”) of all of the shares of capital stock (the “Santera Shares”) of Santera Systems Inc., a Delaware corporation (“Santera”), from Santera’s minority stockholders for an aggregate cash purchase price of $76.0 million, including $0.4 million of acquisition related costs (the “Purchase Price”). Prior to the Acquisition, Santera had been a majority owned subsidiary of Tekelec. As a result of the Acquisition, Santera is a wholly owned subsidiary of Tekelec.
     For a more complete description of the terms of the Acquisition, please refer to Tekelec’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 and to the Agreement and Plan of Merger and related transaction documents, which are included or incorporated by reference as exhibits therein.
     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 was prepared using the historical consolidated condensed balance sheet data for Tekelec and adjustments as if the Acquisition had been consummated on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 give effect to the Acquisition as if it had occurred on January 1, 2004, based upon the historical financial statements of Tekelec. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with: (i) Tekelec’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 8, 2005; (ii) Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005; and (iii) the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
     The transaction has been accounted for as a step acquisition of minority interest. After eliminating the minority interest in Santera of approximately $9.3 million from our consolidated balance sheet at the date of purchase, we allocated the remaining purchase price of approximately $66.7 million to the proportionate share of the identifiable net assets being acquired based upon an assessment of their respective fair values. The unaudited pro forma condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Santera. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.
     The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of Tekelec had the Acquisition actually been effected as of the dates indicated, nor are they indicative of Tekelec’s future financial position or results of operations.
     The unaudited pro forma condensed consolidated financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

TEKELEC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2005

	Tekelec	Pro Forma		Pro Forma
	Historical	Adjustments		Total
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$103,042	$(75,550	) (1)	$27,492
Short-term investments, at fair value	138,701	—		138,701
Accounts receivable, net	90,404	—		90,404
Inventories	53,007	—		53,007
Deferred income taxes, net	16,163	—		16,163
Prepaid expenses and other current assets	55,633	—		55,633

Total current assets	456,950	(75,550)		381,400
Long-term investments, at fair value	50,852	—		50,852
Property and equipment, net	38,578	—		38,578
Investments in privately held companies	7,322	—		7,322
Deferred income taxes, net	41,671	45,000	(5)	86,671
Other assets	5,239	—		5,239
Goodwill	135,664	15,709	(4)	151,373
Intangible assets, net	81,853	5,581	(3)	87,434

Total assets	$818,129	$(9,260)		$808,869

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	$35,288	$—		$35,288
Accrued expenses, accrued payroll and related expenses	56,028	400	(7)	56,428
Short-term notes and current portion of notes payable	1,916	—		1,916
Current portion of deferred revenue	103,272	—		103,272
Income taxes payable	898	—		898

Total current liabilities	197,402	400		197,802
Long-term portions of notes payable and convertible debt	125,000	—		125,000
Deferred income taxes	19,076	1,953	(6)	21,029
Long-term portion of deferred revenues	4,218	—		4,218

Total liabilities	345,696	2,353		348,049
Minority interest	9,250	(9,250	) (2)	—
Shareholders’ equity:
Common stock	274,637	—		274,637
Deferred stock-based compensation	(5,860)	—		(5,860)
Retained earnings	195,236	(2,363	) (8)	192,873
Accumulated other comprehensive loss	(830)	—		(830)

Total shareholders’ equity	463,183	(2,363)		460,820

Total liabilities and shareholders’ equity	$818,129	$(9,260)		$808,869

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

	Tekelec	Pro Forma		Pro Forma
	Historical	Adjustments		Total
	(Amounts in thousands, except per share data)

Revenues	$400,522	$—		$400,522
Cost of sales	126,175	751	(9)	126,926

Gross profit	274,347	(751)		273,596
Operating expenses:
Research and development	92,234	—		92,234
Selling, general and administrative	148,391	—		148,391
Acquired in-process research and development	1,210	—		1,210
Restructuring and other	4,349	—		4,349
Amortization of intangible assets	2,282	141	(10)	2,423

Total operating expenses	248,466	141		248,607

Income from operations	25,881	(892)		24,989
Interest and other expenses, net	(500)	(1,382	) (11)	(1,882)

Income from operations before provision for income taxes	25,381	(2,274)		23,107
Provision for income taxes	15,652	(7,141	) (12)	8,511

Income before minority interest	9,729	4,867		14,596
Minority interest	11,239	(11,239	) (13)	—

Net income	$20,968	$(6,372)		$14,596

Earnings (loss) per share:
Basic	$0.32			$0.22
Diluted	$0.31			$0.22
Weighted average number of shares outstanding:
Basic	65,811			65,811
Diluted	74,403			74,403
See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004

	Tekelec	Pro Forma		Pro Forma
	Historical	Adjustments		Total
	(Amounts in thousands, except per share data)

Revenues	$397,072	$—		$397,072
Cost of sales	110,579	1,359	(9)	111,938

Gross profit	286,493	(1,359)		285,134
Operating expenses:
Research and development	98,192	—		98,192
Selling, general and administrative	151,796	—		151,796
Acquired in-process research and development	14,200	—		14,200
Restructuring	1,666	—		1,666
Amortization of intangible assets	2,505	188	(10)	2,693

Total operating expenses	268,359	188		268,547

Income from operations	18,134	(1,547)		16,587
Interest and other income, net	30,845	(1,586	) (11)	29,259

Income from operations before provision for income taxes	48,979	(3,133)		45,846
Provision for income taxes	33,325	(12,309	) (12)	21,016

Income before minority interest	15,654	9,176		24,830
Minority interest	20,719	(20,719	) (13)	—

Net income	$36,373	$(11,543)		$24,830

Earnings per share:
Basic	$0.58			$0.39
Diluted	$0.53			$0.37
Weighted average number of shares outstanding:
Basic	63,131			63,131
Diluted	72,683			72,683
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     The unaudited pro forma condensed consolidated financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
A. BASIS OF PRO FORMA PRESENTATION
     On October 3, 2005, Tekelec, a California corporation (“Tekelec”), completed the acquisition (the “Acquisition”) of all of the shares of capital stock (the “Santera Shares”) of Santera Systems Inc., a Delaware corporation (“Santera”), owned by Santera’s minority stockholders for an aggregate cash purchase price of $76.0 million, including $0.4 million of acquisition related costs (the “Purchase Price”). Prior to the Acquisition, Santera had been a majority owned subsidiary of Tekelec. As a result of the Acquisition, Santera is a wholly owned subsidiary of Tekelec.
     The transaction has been accounted for as a step acquisition of minority interest. After eliminating from our consolidated balance sheet the minority interest in Santera of approximately $9.3 million at the date of purchase, we allocated the remaining Purchase Price of approximately $66.7 million to the proportionate share of the identifiable net assets being acquired based upon an assessment of their respective fair values. The unaudited pro forma condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Santera. The Purchase Price allocation presented herein is preliminary, and final allocation of the Purchase Price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.
     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 was prepared from the historical consolidated condensed balance sheet data for Tekelec as if the Acquisition had been consummated on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 give effect to the Acquisition as if it had occurred on January 1, 2004.
B. PURCHASE PRICE ALLOCATION
     The following represents the preliminary allocation of the Purchase Price paid for the minority interest in Santera based on the estimated fair values of the acquired assets and assumed liabilities of Santera as of September 30, 2005. The preliminary allocation of the purchase price may not be indicative of the final allocation of Purchase Price consideration. Actual fair values will be determined as more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities of Santera on October 3, 2005.
     The unaudited pro forma condensed consolidated financial statements reflect a total Purchase Price of $76.0 million, consisting of the following: (i) the payment of the cash consideration of $75.6 million, and (ii) estimated transaction costs of $0.4 million consisting primarily of professional fees incurred relating to attorneys, accountants and valuation advisors. Under the purchase method of accounting for a step acquisition of remaining minority interest, the Purchase Price is first applied to eliminate the minority interest in Santera from our condensed consolidated balance sheet of $9.3 million, with the remaining Purchase Price of $66.7 allocated on a pro rata basis to the identifiable assets and liabilities of Santera taking into account their respective fair values at the date of the Acquisition and the interest percentage being acquired. After giving effect to the elimination of the minority interest, the remaining Purchase Price allocation as of September 30, 2005 is as follows (in thousands):

Tangible assets:
Deferred tax asset, net	$45,000

Total tangible assets	45,000

Intangible assets:
Acquired technology	2,840
In-process research and development	2,363
Customer relationships	1,128
Contracted backlog	1,613
Goodwill	15,709

Total intangible assets	23,653

Liabilities assumed:
Deferred tax liability	1,953

Total liabilities assumed	1,953

Net assets acquired	$66,700

     The valuation of intangible assets in the above table was determined using the “income” valuation approach. A preliminary estimate of $15.7 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Santera will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.
C. PRO FORMA ADJUSTMENTS
     The unaudited pro forma condensed consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:
Balance Sheet
(1)	To reflect the acquisition of all of the shares of capital stock of Santera owned by Santera’s minority stockholders (the “Minority Interest”) for cash consideration to the stockholders of $75.6 million.
(2)	To eliminate the Minority Interest recorded relating to the ownership in Santera of the minority stockholders.
(3)	To reflect the acquisition of identifiable intangible assets (“Acquired Technology,” “Customer Relationships” and “Contracted Backlog” as identified in the above purchase price allocation.)
(4)	To reflect Goodwill created as a result of the acquisition of the Minority Interest.
(5)	To decrease the valuation allowance applied to certain deferred tax assets of Santera, which prior to the acquisition of the minority interest were not deemed realizable by Tekelec. As a result of the Acquisition, these deferred tax assets are expected to be realizable by Tekelec. In addition, the deferred tax assets related to Santera’s pre-acquisition net operating loss carry forwards have been reduced to reflect the application of certain limitations on the utilization of such net operating losses pursuant to the Internal Revenue Code.
(6)	To reflect a deferred tax liability associated with the acquired identifiable intangible assets.

(7)	To reflect an accrual for estimated transaction costs of $0.4 million, consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors.
(8)	To reflect the acquisition of in-process research and development, an intangible asset that is charged to expense at acquisition.
Statements of Operations
(9)	To reflect the amortization of the Acquired Technology intangible asset over an estimated useful life of ten years and the Contracted Backlog intangible asset over an estimated useful life of one and a half years.
(10)	To reflect the amortization of the Customer Relationships intangible asset over an estimated useful life of six years.
(11)	To reflect the decrease in investment income related to the cash consideration of $75.6 million paid to the minority stockholders of Santera. The reduction of investment income was based on average rates of return of approximately 2.1% and 2.4% during the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.
(12)	To adjust the pro forma tax provision to reflect (i) the estimated tax effects of the pro forma adjustments noted in (9), (10) and (11) above and (ii) the income tax benefits resulting from the ability of Tekelec to utilize the losses of Santera to offset taxable income subsequent to the Acquisition.
(13)	To eliminate the portion of Santera’s historical losses allocated to the minority stockholders for the year ended December 31, 2004 and nine months ended September 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: December 19, 2005	By:	/s/ WILLIAM H. EVERETT
William H. Everett
Senior Vice President and Chief Financial Officer